Exhibit 3.17

ARTICLES OF ORGANIZATION OF

DYNCORP INTERNATIONAL SERVICES LLC

These Articles of Organization of DynCorp International Services LLC (the “LLC”), dated as of February 4th, 2005, are being duly executed and filed, to form a limited liability company pursuant to Chapter 12 of Title 13.1 of the Code of Virginia by the undersigned who states as follows:

1.	The name of the limited liability company is:

DYNCORP INTERNATIONAL SERVICES LLC

2.	A.	The name of the limited liability company’s initial registered agent is CT Corporation System.

	B.	The registered agent is a foreign stock corporation authorized to transact business in Virginia.

3.	The LLC’s initial registered office address, including the street and number, which is identical to the business office of the initial registered agent, is 4701 Cox Road, Suite 301, Glen Allen, VA 23060-6802, County of Henrico.

4.	The LLC’s principal office address is 3110 Fairview Park Drive, Falls Church, VA22042.

5.	Organizer:

/s/ Hayward D. Fisk	2/04/05
Hayward D. Fisk	Date